UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 19, 2016

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

133 E. Warm Springs Road, Ste 102 Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

(702) 685-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e).	Compensatory Arrangements of Certain Officers.

On July 19, 2016, Nevada Gold & Casinos, Inc. (the “Company”) entered into new employment agreements (the “Agreements”) with Michael P. Shaunnessy, President and Chief Executive Officer and James D. Meier, Vice President, Secretary and Chief Financial Officer of the Company.

Pursuant to the Agreements, which are for three year terms, with early termination provisions, Mr. Shaunnessy and Mr. Meier will receive annual salaries of $300,000 and $215,000 respectively. Both Agreements provide for (i) contributions to the Company’s saving and other retirement plans at a rate at least as great as the Company contributes for its other senior employees; (ii) major medical and health insurance; and (iii) customary reimbursement for travel and entertainment. In addition, both officers will be eligible for annual bonuses equal to 50% of his annual salaries for achieving reasonable goals related to the Company’s profitability.

There are no arrangements or understandings between Mr. Shaunnessy or Mr. Meier and any other person pursuant to which they were selected as President, Chief Executive Officer and Chief Financial Officer. They have no family relationship with any officer or director of the Company or have been involved with a related transaction or relationship as defined by Item 404(a) of Regulation S-K between the Company and him.

The foregoing description of the Agreements is intended to be a summary and is qualified in its entirety by reference to the documents, which are attached as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 8.01.	Other Events

The Board of Directors at its regularly scheduled meeting on July 12, 2016 authorized a $2 million stock repurchase program. At current trading levels, this authorization represents 6% of the Company’s outstanding shares. The Company may acquire the shares from time to time on the open market or in private transactions.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:

10.1	Employment Agreement dated July 19, 2016 between Nevada Gold & Casinos, Inc. and Michael P. Shaunnessy
10.2	Employment Agreement dated July 19, 2016 between Nevada Gold & Casinos, Inc. and James D. Meier
99.1	Press Release dated July 19, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: July 19, 2016	By:	/s/ Michael P. Shaunnessy
Michael P. Shaunnessy
President & Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit
10.1	Employment Agreement dated July 19, 2016 between Nevada Gold & Casinos, Inc. and Michael P. Shaunnessy
10.2	Employment Agreement dated July 19, 2016 between Nevada Gold & Casinos, Inc. and James D. Meier
99.1	Press Release dated July 19, 2016